BroadVision Contact:

Pehong Chen

Investor Relations

(650) 331-1000

Ir1@broadvision.com

BroadVision Announces Third Quarter 2019 Results

REDWOOD CITY, CA —November 15, 2019 — BroadVision, Inc. (Nasdaq: BVSN), a leading provider of e-business and engagement management solutions, today reported financial results for its third quarter ended September 30, 2019. This was the third quarter for which BroadVision’s results of operations reported under U.S. Generally Accepted Accounting Principles (“GAAP”) included the results of operations of its subsidiary, Vmoso, Inc. (“VMSO”), which was consolidated with BroadVision for GAAP purposes through September 29, 2019. BroadVision completed the financing of and transfer of its Vmoso and Clearvale platforms to VMSO in the first quarter of 2019 (collectively, the “VMSO transactions”). On September 30, 2019, BroadVision took actions that resulted in the deconsolidation of VMSO from its consolidated financial statements. As a result, on September 30, 2019, BroadVision determined that the asset group associated with Vmoso and Clearvale products and its MyVmoso Network product development should be considered as discontinued operations.

Revenues from continuing operations for the third quarter were $0.7 million, compared with revenues from continuing operations of $0.7 million for the second quarter ended June 30, 2019 and $0.7 million for the comparable quarter of 2018.  Revenues from discontinued operations for the third quarter were $0.2 million compared with revenues from discontinued operations of $0.2 million for the second quarter ended June 30, 2019 and $0.2 million for the comparable quarter of 2018.

License revenues from continuing operations for the third quarter of 2019 were $0.3 million, compared with license revenues from continuing operations of $0.3 million for the second quarter ended June 30, 2019 and $0.3 million for the comparable quarter of 2018. The majority of the third quarter license revenues from continuing operations was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, and QuickSilver™. Revenues during the quarter were generated from sales to both new and existing customers.

In the third quarter of 2019, BroadVision posted a  net loss from continuing operations on a GAAP basis of $0.6 million, or $0.11 per basic and diluted share, as compared with GAAP net loss from continuing operations of $0.1 million, or $0.02 per basic and diluted share, for the second quarter of 2019 and GAAP net loss from continuing operations of $0.5 million, or $0.09 per basic and diluted share, for the comparable quarter of 2018.  Net income from discontinued operations of $1.7 million for the third quarter of 2019 included a $2.3 million gain on deconsolidation of VMSO offset by a loss from discontinued operations of approximately $0.6 million. This is compared to a net loss from discontinued operations of $0.8 million for the second quarter of 2019 and $1.3 million for the comparable quarter of 2018.

As of September 30, 2019, the Company had $2.2 million of cash and cash equivalents after deconsolidation of VMSO, compared to a combined balance of $2.6 million as of December 31, 2018, which was prior to the completion of the VMSO transactions.

"As a result of our deconsolidation of VMSO, for the first time this quarter we are presenting separate figures for discontinued operations related to the VMSO products within our reported results. These figures show that VMSO continued to require investment levels expected for a startup through its deconsolidation effective September 30, 2019, while the continuing operations of our core BroadVision business continued to generate revenues. Any future expenses related to product development for VMSO will no longer be consolidated by BroadVision," said Dr. Pehong Chen, President, CEO and Interim CFO of BroadVision.

About BroadVision

Driving innovation since 1993, BroadVision (Nasdaq: BVSN) provides e-business solutions that enable the enterprise and its employees, partners, and customers to stay actively engaged, socially connected, and universally organized to achieve greater business results.  BroadVision® solutions are available globally in the cloud via Web and mobile applications. Visit www.BroadVision.com for more details.

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BroadVision, Business Agility Suite, Commerce Agility Suite and QuickSilver are trademarks or registered trademarks of BroadVision, Inc.  in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future, including statements regarding BroadVision’s ability to enhance customers’ businesses and the ability of BroadVision’s continuing operations to generate revenues, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include without limitation uncertainty regarding market acceptance of BroadVision’s products and services, BroadVision’s ability to provide reliable, scalable and cost-efficient Cloud-based offerings, BroadVision’s ability to effectively compete in its intensely competitive market and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences, and the other risks set forth in BroadVision’s most recent quarterly report on Form 10-Q, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements except as required by law. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$2,169	$2,574
Other current assets	1,818	1,168
Total current assets	3,987	3,742
Other non-current assets	1,600	111
Total assets	$5,587	$3,853
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$2,040	$1,897
Other non-current liabilities	813	555
Total liabilities	2,853	2,452
Total stockholders’ equity	2,734	1,401
Total liabilities and stockholders' equity	$5,587	$3,853

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Software licenses	$284	$285	$964	$1,199
Services	424	458	1,333	1,709
Total revenues	708	743	2,297	2,908
Cost of revenues:
Cost of software revenues	12	28	—	102
Cost of services	75	105	235	424
Total cost of revenues	87	133	235	526
Gross profit	621	610	2,062	2,382
Operating expenses:
Research and development	322	235	537	1,249
Sales and marketing	69	231	140	669
General and administrative	596	535	1,941	2,072
Total operating expenses	987	1,001	2,618	3,990
Operating loss	(366)	(391)	(556)	(1,608)
Interest income, net	4	13	12	49
Other income (loss), net	(190)	(71)	(174)	(223)
Loss before income taxes	(552)	(449)	(718)	(1,782)
Income tax expense	2	(2)	(15)	(4)
Net income (loss) from continuing operations	(550)	(451)	(733)	(1,786)
Discontinued Operations:
Net income (loss) from discontinued operations	(665)	(1,265)	(2,234)	(3,582)
Gain on deconsolidation of Vmoso, Inc.	2,349	—	2,349	—
Net income (loss) from discontinued operations	1,684	(1,265)	115	(3,582)
Net income (loss)	1,134	(1,716)	(618)	(5,368)
Net income (loss) attributed to non-controlling interest	(529)	—	(1,707)	—
Net income (loss) attributed to BroadVision	$1,663	$(1,716)	$1,089	$(5,368)
Amounts attributed to controlling interest:
Net income (loss) attributed to controlling interest from continuing operations	$(467)	$(1,716)	$(519)	$(5,368)
Net income (loss) attributed to controlling interest from discontinued operations	2,130	—	1,608	—
Net income (loss) attributed to BroadVision	$1,663	$(1,716)	$1,089	$(5,368)
Net income (loss) per share attributed to continuing operations:
Basic	$(0.11)	$(0.09)	$(0.15)	$(0.36)
Diluted	$(0.11)	$(0.09)	$(0.15)	$(0.36)
Net income (loss) per share attributed to discontinued operations:
Basic	$0.33	$(0.25)	$0.02	$(0.72)
Diluted	$0.33	$(0.25)	$0.02	$(0.72)
Shares used in computing:
Weighted average shares, basic	5,034	4,998	5,002	4,997
Weighted average shares, diluted	5,044	4,998	5,021	4,997
Other comprehensive (loss) gain, net of tax:
Foreign currency translation adjustment	188	29	184	106
Comprehensive income	188	29	184	106
Comprehensive income (loss)	$1,322	$(1,687)	$(434)	$(5,262)